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                                                                    EXHIBIT 10.7

                              BALANCE BAR COMPANY                    [1998 PLAN]
                                (the "Company")

                  EMPLOYEE NONQUALIFIED STOCK OPTION AGREEMENT
                  --------------------------------------------

THIS AGREEMENT is between the Company and the Optionee named below and evidences the Company's grant to the Optionee of a Nonqualified Stock Option to purchase authorized but unissued or treasury shares of the Company's Common Stock. The Option is granted pursuant to and subject to the Company's 1998 Performance Award Plan (the "Plan") and the Terms and Conditions for Nonqualified Stock Options Under the Plan (the "Terms"), incorporated herein by this reference.


OPTIONEE: _________________________         EXERCISE PRICE
                                            PER SHARE:    $______________/1/

NUMBER OF SHARES: ____________________/1/

GRANT DATE: ___________ __, ____            EXPIRES: __________ __,____/2/

VESTING SCHEDULE:      % VESTING          DATES OF VESTING/1/ /2/
                       ---------          ----------------
                       _________          ____________ __, ____
                       _________          ____________ __, ____
                       _________          ____________ __, ____
                       _________          ____________ __, ____
                       _________          ____________ __, ____

Optionee accepts the Option and agrees to and acknowledges receipt of a copy of the Plan and the Terms.
_____________________________

/1/ Subject to adjustment under Section 6.2 of the Plan.

/2/ Subject to early termination if the Optionee's employment terminates or in certain other circumstances. See Sections 3 through 5 of the Terms and Sections
1.6 and 6.2 of the Plan for exceptions and additional details regarding possible early termination of the Option.


BALANCE BAR COMPANY                 AGREED AND ACKNOWLEDGED:
(a Delaware corporation)
                                    _________________________________
By: _________________________       Optionee's Signature)

Its: ________________________       _________________________________
                                    Address
                                    _________________________________
                                    (City, State, Zip Code)
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                            TERMS AND CONDITIONS FOR
                    NON-QUALIFIED OPTIONS GRANTED UNDER THE
                AMENDED AND RESTATED 1997 PERFORMANCE AWARD PLAN

          1.   Exercisability of Option.  The Option shall vest and become
               ------------------------
exercisable in percentage installments of the aggregate number of shares of Common Stock of the Company as set forth in the Option Agreement. The Option may be exercised only to the extent the Option is exercisable and vested.

     (a)  Cumulative Exercisability.  To the extent the Optionee does not in any
          -------------------------
          year purchase all the shares that the Optionee may then exercise, the Optionee has the right cumulatively thereafter to purchase any shares not so purchased until the Option terminates or expires.

     (b)  No Fractional Shares.  Fractional share interests shall be
          --------------------
          disregarded, but may be cumulated.

     (c)  Minimum Exercise.  No fewer than 100 shares may be purchased at any
          ----------------
          one time, unless the number purchased is the total number at the time exercisable under the Option.

          2.   Method of Exercise of Option.  To the extent exercisable, the
               ----------------------------
Option may be exercised by the delivery to the Company of a written notice from the Optionee stating the number of shares to be purchased pursuant to the Option and accompanied by payment in one or a combination of the following methods:

               (a) made in cash or electronic funds transfer, or by certified or cashier's check payable to the order of the Company, in the full amount of the purchase price of the shares and amounts required to satisfy applicable withholding taxes;

               (b) by a promissory note of the Participant consistent with the requirements of Sections 1.8 and 6.4 of the Plan if expressly authorized in writing by the Committee;

               (c) by notice and third party payment in such manner as may be authorized by the Committee; or

               (d) by the delivery of shares that have been held by the Optionee for at least six months, in accordance with Section 2.2.2(e) of the Plan, unless otherwise provided by the Committee.

          Other payment methods may be permitted only if expressly authorized by the Committee with respect to this Option or all options under the Plan. The Option is

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non-transferable and may be exercised only by the Optionee, except as the
Committee may otherwise expressly permit.

          3.   Continuance of Employment Required.  The vesting schedule
               ----------------------------------
requires continued service through each applicable vesting date as a condition to the vesting of the applicable installment and rights and benefits under this Agreement. Partial service, even if substantial, during any vesting period will not entitle the Optionee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or service as provided in Section 4 below or under the Plan.

          4.   Effect of Termination of Employment or Death.  If the Optionee's
               --------------------------------------------
employment by either the Company or any subsidiary terminates, the Option and all other rights and benefits under this Agreement terminate except that the Optionee may, at any time within the following periods after the Severance Date, exercise the Option to the extent the Option was exercisable on the Severance Date and has not otherwise expired:

          Termination by the Company or a subsidiary, other than a Termination for Cause (as defined below), voluntary resignation, retirement, Total Disability or death of Optionee --- for a period of 3 months

          Voluntary resignation (other than in anticipation of or in connection with a Dismissal for Cause) --for a period of 3 months

          Retirement --- for a period of 12 months

          Total Disability or death of Optionee --- for a period of 12 months

          In case of a Termination for Cause or a voluntary resignation in anticipation of or in connection with a Termination for Cause, the Option shall terminate immediately, in its entirety.

          "Termination for Cause" means a termination of service, based upon a
           ---------------------
finding by the Company, acting in good faith and based on its reasonable belief at the time, that the Participant:

     (a) is or has been dishonest, incompetent, or negligent in the discharge of his or her duties to the Company; or has refused to perform stated or assigned duties; or

     (b) has committed a theft or embezzlement, or a breach of confidentiality or unauthorized disclosure or use of inside information, customer lists, trade secrets or other confidential information, or a breach of fiduciary duty involving personal profit, or a willful or negligent violation of any law, rule or regulation or of Company rules or policy, in any material respect; or has

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          been convicted of a felony or misdemeanor (other than minor traffic violations or similar offenses); or

     (c) has materially breached any of the provisions of any agreement with the Company or a parent corporation; or

     (d) has engaged in unfair competition with, or otherwise acted intentionally in a manner injurious to the reputation, business or assets of the Company; or has induced a customer to break or terminate any contract with the Company or an affiliate; or has induced any principal for whom the Company (or an affiliate) acts as agent to terminate such agency relationship.

A Termination For Cause shall be deemed to occur (subject to reinstatement upon a contrary final determination by the Board or Committee) on the date when the Company first delivers notice to the Participant of a finding of Termination For Cause and shall be final in all respects on the date following the opportunity to be heard and written notice to the Participant that his or her service is terminated.

          5.   Change in Subsidiary's Status; Leaves of Absence.  If the
               ------------------------------------------------
Optionee is employed by an entity that ceases to be a subsidiary, this event is deemed for purposes of this Agreement to be a termination of the Optionee's employment by the Company other than a Termination for Cause, voluntary resignation, retirement, Total Disability or death of Optionee. Absence from work caused by military service, authorized sick leave or other leave approved in writing by the Company or the Committee shall not be considered a termination of employment by the Company for purposes of Section 4; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 90 days.

          6.   Notices.  Any notice to be given shall be in writing and
               -------
addressed to the Company at its principal office, to the attention of the Secretary, and to the Optionee at his or her last address of record, or at such other address as either party may hereafter designate in writing to the other for purposes of notices in respect of the Option.

          7.   Optionee not a Stockholder.  Neither the Optionee nor any other
               --------------------------
person entitled to exercise the Option shall have any of the rights or privileges of a stockholder of the Company as to any shares of Common Stock until the issuance and delivery to him or her of a certificate evidencing the shares registered in his or her name. No adjustment will be made for dividends or other rights as to a stockholder for which a record date is prior to such date of delivery.

          8.   No Employment Commitment by Company.  Nothing contained in this
               -----------------------------------
Option Agreement (or in any other documents related to the Plan or this Option Agreement) will confer upon the Optionee any right to continue in the employ or other service of the Company or constitute any contract or agreement of employment or other

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service, nor will interfere in any way with the right of the Company to otherwise change the Optionee's compensation or other benefits or to terminate the employment or other service of the Optionee, with or without cause, but nothing contained in this Option Agreement or any related document will adversely affect any independent contractual right of such person without the Optionee's consent.

          9.   Effect of Award Agreement.  The Option Agreement shall be binding
               -------------------------
upon and inure to the benefit of any successor or successors of the Company, except to the extent the Committee determines otherwise.

          10.  Choice of Law.  The constructive interpretation, performance and
               -------------
enforcement of the Option Agreement and the Option shall be governed by the laws of the State of California.

          11.  Defined Terms.  Capitalized terms used herein and not otherwise
               -------------
defined herein shall have the meaning assigned by the Plan.

          12.  Plan.  The Option and all rights of Optionee thereunder are
               ----
subject to, and the Optionee agrees to be bound by, all of the terms and conditions of the provisions of the Plan. Unless otherwise expressly provided in these Terms and Conditions, provisions of the Plan that confer discretionary authority on the Committee do not (and shall not be deemed to) create any additional rights in the Optionee not expressly set forth in the Optionee's Option Agreement or in a written amendment thereto.

          13.  Dispute Resolution.  The parties will attempt in good faith to
               ------------------
resolve any dispute arising out of or relating to the Option, the Option Agreement, or the Plan as follows:

     (a)  Procedure for Claims.  Any party that wants to assert a claim must
          --------------------
          give notice of the claim to the other party within six months of the date the party knew of the claim. If the notice of the claim is not delivered within the required time period, the claim will be waived forever.

     (b)  Arbitration.  If the matter has not been resolved by mutual agreement
          -----------
          of the parties within 30 days of the delivery of the notice of the claim, the dispute will be settled by binding arbitration in accordance with the CPR Rules for Non-Administered Arbitration of Business Disputes. Unless otherwise agreed to by the parties in writing, there will be three arbitrators, each party to select one such arbitrator and the third to be selected by the other two from the CPR Panels of Distinguished Neutrals. The arbitration will be governed by the United States Arbitration Act, 9 U.S.C. 1-16, and judgment upon the arbitration award rendered may be entered by any court with competent jurisdiction. The place of arbitration will be in Los Angeles, California unless otherwise agreed to by the parties. The

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          arbitrators are not empowered to award punitive damages or damages in excess of actual damages.

     (c)  Extension of Time Periods.  All time periods specified in this Section
          -------------------------
          may be extended by mutual agreement.

     (d)  Exclusivity.  The dispute resolution procedures in this Section are,
          -----------
          to the maximum extent permitted by law, the exclusive method to resolve disputes of any nature arising out of or relating to the Option, the Option Agreement, or the Plan. Any actions, suits or litigation relating to such matters will be brought only to enforce any final awards resulting from arbitration under this Section.

     (e)  Prevailing Party.  The prevailing party in any action relating to the
          ----------------
          Option, the Option Agreement, or the Plan will be entitled to recover, in addition to other appropriate relief, reasonable legal fees, costs and expenses incurred in such action.

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